Exhibit 99.2

INNOVATIVE FOOD HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Effective January 24, 2018, Innovative Food Holdings, Inc.’s wholly-owned subsidiary, Innovative Gourmet, LLC (“Innovative Gourmet”), acquired substantially all of the assets and certain liabilities of iGourmet LLC and iGourmet NY LLC (“Sellers”), privately-held New York limited liability companies operating out of Pennsylvania and engaged in the sale, marketing, and distribution of specialty food and specialty food items through  www.igourmet.com, online marketplaces, additional  direct-to-consumer platforms, and distribution to foodservice, retail stores and other wholesale accounts, pursuant to the terms of an Asset Purchase Agreement with Sellers (the “Asset Purchase Agreement”).

The consideration for and in connection with the acquisition consisted of:  (i) $1,500,000, which satisfied or reduced secured, priority and administrative debt of Sellers; (ii) in connection with and prior to the acquisition, our wholly-owned subsidiary, Food Funding, LLC (“Food Funding”), funded advances of $325,000 to Sellers on a secured basis, pursuant to certain loan documents and as bridge loans, which loans  were reduced by the proceeds of the Asset Purchase Agreement; (iii) the purchase for $200,000 of certain debt owed by Sellers, to be paid out of, if  available, Innovative Gourmet’s cash flow; (iv) potential contingent liability allocation for a percentage of Sellers’ approximately $2,300,000 of certain debt, not purchased or assumed by Innovative Gourmet, which  under certain circumstances, Innovative Gourmet may determine to pay; and (v) additional purchase price consideration of (a) up to a maximum of $1,500,000, if EBITDA of Innovative Gourmet reaches $3,800,000 million in 2018, (b) up to a maximum of $1,750,000, if EBITDA of Innovative Gourmet in 2019 exceeds its EBITDA in 2018 by at least 20% and if its EBITDA reaches $5,000,000; and (c) up to a maximum of $2,125,000, if EBITDA of Innovative Gourmet in 2020 exceeds its EBITDA in 2019 by at least 20% and if its EBITDA reaches $8,000,000. The EBITDA based earnout shall be paid 37.5% in cash, 25% in Innovative Food Holdings shares valued at the time of the closing of this transaction and 37.5%, at Innovative Gourmet’s  option, in Innovative Food Holdings shares valued  at the time of the payment of the earnout or in cash.

In connection with the acquisition, our wholly-owned subsidiary, Food Funding LLC, purchased Seller’s senior secured note at a price of approximately $1,187,000, pursuant to the terms of a Loan Sale Agreement with UPS Capital Business Credit.  That note was reduced by the proceeds of the Asset Purchase Agreement.  See Item (i) above.

The following unaudited pro forma condensed combined balance sheet at December 31, 2017 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 presented herein are based on the historical financial statements of Innovative Food Holdings, Inc.  (“Innovative”, “our” or the “Company”) and iGourmet LLC  (“iGourmet”)  after giving effect to the acquisition of substantially all of the assets and certain liabilities of iGourmet LLC and iGourmet NY LLC,  by our wholly-owned subsidiary, Innovative Gourmet, LLC (the “Acquisition”), and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

The unaudited condensed combined pro forma balance sheet data assume that the Acquisition took place on December 31, 2017 and combine unaudited consolidated balance sheets of Innovative and iGourmet LLC as of December 31, 2017.

The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2017 combine the historical consolidated statement of operations of Innovative and iGourmet LLC for the year ended December 31, 2017. The unaudited pro forma condensed combined statement of operations data for the fiscal year ended December 31, 2017 give effect to the Acquisition as if it occurred on January 1, 2017.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of iGourmet LLC. The final allocation of the purchase price will be determined after the completion of the Acquisition and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for iGourmet LLC is subject to revision as more detailed analysis is completed and additional information on the fair values of its assets and liabilities becomes available. Any change in the fair value of the net assets of iGourmet LLC will change the amount of the purchase price allocable to goodwill. Additionally, changes in iGourmet LLC’s working capital, including the results of operations from December 31, 2017 through the date the transaction is completed, will change the amount of goodwill recorded. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the Acquisition. The unaudited pro forma condensed combined financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the Acquisition. In addition, as explained in more detail in the notes to the unaudited pro forma condensed combined financial statements, the Acquisition date fair values of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial information is subject to adjustment to reflect, among other things, the actual closing date, and may vary significantly from the actual amounts that will be recorded upon completion of the Acquisition method accounting.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and accompanying notes of iGourmet LLC (contained elsewhere in this Form 8-K), and Innovative’s historical financial statements and accompanying notes appearing in its periodic SEC filings including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The adjustments that are included in the following unaudited pro forma combined financial statements are described in Note 2 below, which includes the numbered notes that are marked in those financial statements.

Innovative Food Holdings, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2017

	Innovative Food Holdings, Inc. and Subsidiaries		iGourmet, LLC	Pro forma Adjustments	Note	Pro forma Combined

ASSETS
Current assets
Cash and cash equivalents		$5,133,435	$4,716	(4,716)	(1)	$5,133,435
Accounts receivable, net		2,042,505	550,967			2,593,472
Inventory		937,962	273,556			1,211,518
Due from related parties, net			713,083	(713,083)	(1)	0
Notes receivable		325,500		(325,500)	(9)	0
Other current assets		86,730	102,223			188,953
Total current assets		8,526,132	1,644,545			9,127,378

Property and equipment, net		1,955,250	16,325			1,971,575
Investments		201,525				201,525
Intangible assets, net		1,336,916		3,312,686	(3)	4,649,602

Other assets			11,100			11,100
Total assets		$12,019,823	$1,671,970	1,628,417		$15,961,180

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Cash overdraft	$		$93,448	(93,448)	(2)	$0
Accounts payable and accrued liabilities		1,836,559	3,049,720	(2,521,073)	(2)	3,100,906
				735,700	(4)
Other liabilities				195,600	(5)	557,900
				362,300	(6)
Accrued interest		15,860				15,860
Notes payable - current portion		346,855	657,680	(206,021)	(2)	473,014
				(325,500)	(9)
Purchase of secured note from UPS Capital Business Credit				1,183,451	(7)	1,183,451
Loans payable - related party, current portion			228,812	(228,812)	(2)	0
Other current liabilities, related parties			1,324,349	(1,324,349)	(2)	0
Deferred revenue			344,869	(344,869)	(2)	0
Contingent liability - current portion		200,000				200,000
Other current liabilities			15,500	(15,500)	(2)	0
Total current liabilities		2,399,274	5,714,378			5,531,131

Contingent liabilities - long term		200,000		592,200	(6)	1,009,500
				217,300	(6)
Notes payable - long term portion		866,010	1,094,777	(1,094,777)	(2)	866,010
Loans payable - related parties			671,545	(671,545)	(2)	0
Total liabilities		3,465,284	7,480,700			7,406,641

Common stock		3,605				3,605
Additional paid-in capital		36,196,682				36,196,682
Treasury stock		(992,313)				(992,313)
Accumulated deficit		(26,653,435)				(26,653,435)
Members' equity			(5,808,730)	5,808,730	(8)	0
Total owners equity		8,554,539	(5,808,730)			7,913,569

Total liabilities and equity		$12,019,823	$1,671,970	1,628,417		$15,961,180

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Innovative Food Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017

	Innovative Food Holdings, Inc. and Subsidiaries	iGourmet, LLC	Pro Forma Adjustments	Note	Pro Forma Combined

Revenue	$41,244,717	$8,729,199			$49,973,916
Cost of goods sold	27,619,026	6,582,183			34,201,209
Gross margin	13,625,691	2,147,016			15,772,707

Selling, general and administrative expenses	8,787,209	2,871,283	640,970	(10)	12,299,462
Total operating expenses	8,787,209	2,871,283			12,299,462

Operating income (loss)	4,838,482	(724,267)			3,473,245

Other expense:
Interest expense, net	159,720	465,106	(465,106)	(11)	159,720
Other (income) expense	-	(9,000)			(9,000)
Total other expense	159,720	456,106			150,720

Net income before taxes	4,678,762	(1,180,373)	(175,864)	(10)(11)	3,322,525
Income tax expense	-
Consolidated net income	$4,678,762	$(1,180,373)			$3,322,525

EPS Basic	$0.157				$0.111
EPS Diluted	$0.156				$0.111
Weighted average shares outstanding - basic	29,846,136				29,846,136
Weighted average shares outstanding - diluted	29,969,699				29,969,699

See accompanying notes to the unaudited pro forma condensed combined financial statements.

INNOVATIVE FOOD HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial statements are based on the financial statements of Innovative Food Holdings, Inc. historical condensed consolidated financial statements and iGourmet, LLC’s historical  financial statements as adjusted to give effect to the acquisition of iGourmet, LLC by Innovative Gourmet, Inc., a wholly-owned subsidiary of Innovative Food Holdings, Inc. The unaudited pro forma condensed consolidated statement of income for the years ended December 31, 2017 give effect to the acquisition of iGourmet, LLC as if it had occurred on January 1, 2017. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2017 gives effect to the acquisition of iGourmet, LLC as if it occurred on December 31, 2017.

The unaudited pro forma combined financial information is based on the assumption that the acquisition is accounted for using the acquisition accounting method in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 805, Business Combinations, and include all adjustments that are directly attributable to the transactions, and are factually supportable regardless of whether they have continuing impact or are nonrecurring. In accordance with ASC 805, the Company allocated the purchase price of the acquisition to the tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. During the measurement period, as additional information becomes available about facts and circumstances that existed as of acquisition date, we may further revise our preliminary valuation of assets acquired and liabilities assumed with the corresponding offset to goodwill. After the measurement period, which could be up to one year after the initial transaction date, we may record subsequent adjustments to our statement of operations.

The allocation of the purchase price is preliminary and based on valuations derived from estimated fair value assessments and assumptions used by management. As of the date of this document the Company had not completed the final, detailed valuation studies necessary to arrive at the required estimates of fair value of assets acquired and liabilities assumed of iGourmet, LLC and the related allocations of the purchase price. The preliminary allocation of the purchase price of the acquisition used in these unaudited pro forma condensed consolidated financial statements is based upon the Company's estimates at the date of preparation of these pro forma financial statements, and is subject to change as the Company finalizes valuation studies.

The unaudited pro forma combined financial information does not give effect to the potential impact of current  financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined  financial information also does not include any future integration costs. The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had Innovative Food Holdings, Inc. and iGourmet LLC  been reporting operations on a consolidated basis  during the specified periods presented.

Note 2 – Preliminary Purchase Price Allocation

Effective January 24, 2018, pursuant to the terms of an Asset Purchase Agreement (the “Asset Purchase Agreement”), our wholly-owned subsidiary, Innovative Gourmet, LLC (“Innovative Gourmet”), acquired substantially all of the assets and certain liabilities of iGourmet LLC and iGourmet NY LLC (“Sellers”).

The consideration for and in connection with the acquisition consisted of:  (i) $1,500,000, which satisfied or reduced secured, priority and administrative debt of Sellers; (ii) in connection with and prior to the acquisition, our wholly-owned subsidiary, Food Funding, LLC (“Food Funding”), funded advances of $325,000 to Sellers on a secured basis, pursuant to certain loan documents and as bridge loans, which loans  were reduced by the proceeds of the Asset Purchase Agreement; (iii) the purchase for $200,000 of certain debt owed by Sellers, to be paid out of, if  available, Innovative Gourmet’s cash flow; (iv) potential contingent liability allocation for a percentage of Sellers’ approximately $2,300,000 of certain debt, not purchased or assumed by Innovative Gourmet, which  under certain circumstances, Innovative Gourmet may determine to pay; and (v) additional purchase price consideration of (a) up to a maximum of $1,500,000, if EBITDA of Innovative Gourmet reaches $3,800,000 million in 2018, (b) up to a maximum of $1,750,000, if EBITDA of Innovative Gourmet in 2019 exceeds its EBITDA in 2018 by at least 20% and if its EBITDA reaches $5,000,000; and (c) up to a maximum of $2,125,000, if EBITDA of Innovative Gourmet in 2020 exceeds its EBITDA in 2019 by at least 20% and if its EBITDA reaches $8,000,000. The EBITDA based earnout shall be paid 37.5% in cash, 25% in shares of Innovative Food Holdings’ common stock valued at the time of the closing of this transaction and 37.5%, at Innovative Gourmet’s  option, in Innovative Food Holdings shares valued  at the time of the payment of the earnout or in cash.

In connection with the acquisition, our wholly-owned subsidiary, Food Funding LLC, purchased Seller’s senior secured note at a price of approximately $1,187,000, pursuant to the terms of a Loan Sale Agreement with UPS Capital Business Credit.  That note was reduced by the proceeds of the Asset Purchase Agreement.  See Item (i) above.

The pro forma condensed combined balance sheet as of December 31, 2017 reflects the following allocation of the total purchase price to iGourmet LLC’s net tangible assets, with the residual allocated to intangible assets:

Initial purchase price	$1,500,000
Cash payable in connection with the transaction	1,957,400
Contingent liabilities	809,500
Total purchase price	$4,266,900

Tangible assets acquired	$954,214
Intangible assets acquired	3,160,700
Goodwill acquired	151,986
Total purchase price	$4,266,900

Note 3 – Pro Forma Adjustments

The pro forma condensed combined financial information  is based upon the historical consolidated financial statements of Innovative and iGourmet LLC and certain adjustments which Innovative believes are reasonable to give effect to the iGourmet LLC transaction. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The pro forma condensed combined financial statements were prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, Innovative believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the pro forma condensed combined financial statements provide a reasonable basis for presenting the pro forma effects of the iGourmet LLC transaction.

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet and statements of operations:

(1)	Innovative Gourmet did not acquire these assets of Sellers.
(2)	Innovative Gourmet did not assume these liabilities of Seller.
(3)	Represents the value of tangible assets acquired.
(4)	Represents certain cash payments related to the transaction.
(5)	Represents the present value of amounts payable for certain debt purchased from the sellers.
(6)	Represents the value of contingent liabilities.
(7)	Represents payment to acquire a note from UPS Capital Business Credit.
(8)	Represents the members equity of Sellers.
(9)	Elimination of intercompany accounts in consolidation.
(10)	Amortization of acquired intangible assets.
(11)	Elimination of interest expense on debt not acquired.

The following table provides the average estimated useful lives of intangible assets acquired:

Intangible Asset	Life in Years
Retail Customer List	2
Other Customer Relationships	3
Trade Names	N/A
Internally Developed Technology	5
Non- compete agreements	3